BAUM & COMPANY, P.A.
Certified Public Accountants
1515 University Drive - Suite 226
Coral Springs, Florida 33071

CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS’

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2006 on the financial statements of Bio Solutions Manufacturing, Inc. for the year ended October 31, 2005.

/s/ Baum & Company, P.A.
Baum & Company, P.A.
Coral Springs, Florida

Dated: October 31, 2006